Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of BioSante Pharmaceuticals, Inc., a Delaware corporation, do hereby make, nominate and appoint each of Louis W. Sullivan, M.D., Stephen M. Simes and Phillip B. Donenberg, signing singly, to be his attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-3 (SEC Registration No. 333-156276) (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 14th day of May, 2010.

Signature

/s/ John T. Potts, Jr. M.D.
John T. Potts, Jr., M.D.

/s/ Stephen A. Sherwin, M.D.
Stephen A. Sherwin, M.D.